                            Exhibit 99.1
                                             NEWS RELEASE
1901 Chouteau Avenue: St. Louis, MO 63103: Ameren.com

Contacts:
Media	Analysts
Anthony Paraino	Andrew Kirk
314.554.2182	314.554.3942
aparaino@ameren.com	akirk@ameren.com
For Immediate Release
Ameren Announces Third Quarter 2024 Results

•Third Quarter GAAP Diluted Earnings Per Share (EPS) were $1.70 in 2024 vs. $1.87 in 2023
•Third Quarter Adjusted (Non-GAAP) Diluted Earnings Per Share were $1.87 in 2024 vs. $1.87 in 2023
•2024 GAAP Diluted EPS Guidance Range is now $4.34 to $4.48 per Diluted Share
•2024 Adjusted (Non-GAAP) Diluted EPS Guidance Range Established at $4.55 to $4.69
•2025 Diluted EPS Guidance Range Established at $4.85 to $5.05

ST. LOUIS (November 6, 2024) — Ameren Corporation (NYSE: AEE) today announced third quarter 2024 net income attributable to common shareholders in accordance with generally accepted accounting principles (GAAP) of $456 million, or $1.70 per diluted share, compared to third quarter 2023 net income of $493 million, or $1.87 per diluted share. Excluding certain charges discussed below, Ameren recorded third quarter 2024 adjusted (non-GAAP) net income attributable to common shareholders of $500 million, or $1.87 per diluted share.
Third quarter 2024 adjusted earnings reflected increased infrastructure investments and disciplined cost management driven by solid execution of the company's strategy. These positive factors were offset by higher interest expense at Ameren Parent, lower Ameren Missouri electric retail sales driven by milder summer temperatures compared to the year-ago period and a lower return on equity (ROE) at Ameren Illinois Electric Distribution. Finally, the earnings per diluted share comparison also reflected higher weighted-average basic common shares outstanding.
“We delivered solid third quarter and year-to-date adjusted earnings resulting from infrastructure investments and disciplined cost control. As a result of this solid execution, we expect to deliver 2024 adjusted earnings within a range of $4.55 to $4.69 per share. Looking ahead, we expect our 2025 earnings per share to be in the range of $4.85 to $5.05 per share, with the midpoint representing a 7.1% increase over the midpoint of our 2024 adjusted guidance range. Further, we continue to see significant opportunity for earnings growth in the years ahead as we focus on meeting our customers' growing needs for safe, reliable, affordable and cleaner energy," said Martin J.

                            Exhibit 99.1
Lyons, Jr., chairman, president and chief executive officer of Ameren Corporation. "Through consistent execution of our long-term strategy, we expect to drive sustainable earnings and dividend growth for our shareholders."
Ameren recorded GAAP net income attributable to common shareholders for the nine months ended September 30, 2024, of $975 million, or $3.65 per diluted share, compared to net income attributable to common shareholders for the nine months ended September 30, 2023, of $994 million, or $3.78 per diluted share. Excluding certain charges discussed below, Ameren recorded adjusted net income for the nine months ended September 30, 2024, of $1,030 million, or $3.86 per diluted share.
The increase in year-over-year nine month adjusted earnings reflected increased infrastructure investments and disciplined cost control. Further, earnings were positively impacted by new Ameren Missouri electric service rates, higher electric retail sales at Ameren Missouri across all customer classes and new Ameren Illinois Natural Gas service rates. These positive factors were partially offset by increased interest expense at Ameren Missouri and Ameren Parent and a lower ROE at Ameren Illinois Electric Distribution. Finally, the earnings comparison also reflected higher weighted-average basic common shares outstanding.
As reflected in the table below, the following items, relating to matters that had been outstanding for over a decade, were excluded from adjusted earnings:
•A charge for additional mitigation relief related to an agreement in principle to settle the New Source Review and Clean Air Act proceeding associated with the Rush Island Energy Center, which decreased earnings for the third quarter and first nine months of 2024 by $34 million and $45 million, respectively.
•A charge for customer refunds related to the Federal Energy Regulatory Commission's (FERC) October 2024 order on the Midcontinent Independent System Operator, Inc.'s (MISO) allowed base ROE for the periods of November 2013 through February 2015 and September 2016 through September 2024, which decreased earnings for the third quarter and first nine months of 2024 by $10 million.
A reconciliation of three-month and nine-month GAAP to adjusted earnings is as follows:

	(In millions, except per share amounts)
	Three Months Ended Sep. 30,				Nine Months Ended Sep. 30,
	2024		2023		2024		2023
GAAP Earnings / Diluted EPS	$456	$1.70	$493	$1.87	$975	$3.65	$994	$3.78
Charge for additional mitigation relief related to Rush Island Energy Center	$44	$0.17	$—	$—	$59	$0.22	$—	$—
Less: Federal income tax benefit	(10)	(0.04)	—	—	(14)	(0.05)	—	—
Charge, net of tax benefit	$34	$0.13	$—	$—	$45	$0.17	$—	$—
Charge for customer refunds from FERC order on MISO's allowed base ROE	$12	$0.05	$—	$—	$12	$0.05	$—	$—
Less: Federal income tax benefit	(2)	(0.01)	—	—	(2)	(0.01)	—	—
Charge, net of tax benefit	$10	$0.04	$—	$—	$10	$0.04	$—	$—
Adjusted Earnings / Diluted EPS	$500	$1.87	$493	$1.87	$1,030	$3.86	$994	$3.78

                            Exhibit 99.1
Earnings Guidance
Ameren now expects 2024 GAAP diluted earnings per share guidance to be in a range of $4.34 to $4.48, compared to the prior GAAP guidance range of $4.52 to $4.72. Ameren expects 2024 adjusted earnings to be in a range of $4.55 to $4.69, which excludes the charge related to an agreement in principle to settle the New Source Review and Clean Air Act proceeding associated with the Rush Island Energy Center and the charge for customer refunds related to FERC's October 2024 order on MISO's allowed base ROE. Further, Ameren expects 2025 diluted earnings per share to be in a range of $4.85 to $5.05.
GAAP and adjusted earnings guidance for 2024 assumes normal temperatures for the last three months of the year. Earnings guidance for 2025 also assumes normal temperatures, and earnings guidance for 2024 and 2025 is subject to the effects of, among other things: regulatory, judicial and legislative actions; energy center and energy distribution operations; energy, economic and capital market conditions; customer usage; severe storms; market returns on company-owned life insurance investments; unusual or otherwise unexpected gains or losses; and other risks and uncertainties outlined, or referred to, in the Forward-looking Statements section of this press release.
Ameren Missouri Segment Results
Ameren Missouri third quarter 2024 GAAP and adjusted earnings were $381 million and $415 million, respectively, compared to third quarter 2023 earnings of $411 million. Adjusted earnings in 2024 excluded the above-described charge related to an agreement in principle to settle the Rush Island Energy Center New Source Review and Clean Air Act proceeding. The year-over-year adjusted earnings increase reflected earnings on increased infrastructure investments and lower operations and maintenance expenses. These positive factors were partially offset by lower electric retail sales driven by milder summer temperatures compared to the year-ago-period and higher tax expense, primarily due to timing differences.
Ameren Transmission Segment Results
Ameren Transmission third quarter 2024 GAAP and adjusted earnings were $90 million and $100 million, respectively, compared to third quarter 2023 earnings of $86 million. Adjusted earnings in 2024 excluded the above-described charge for customer refunds related to the FERC's October 2024 order on MISO's allowed base ROE. The year-over-year earnings increase reflected earnings on increased infrastructure investments.
Ameren Illinois Electric Distribution Segment Results
Ameren Illinois Electric Distribution third quarter 2024 earnings were $56 million, compared to third quarter 2023 earnings of $66 million. The year-over-year comparison reflected a lower allowed ROE for 2024 under the new multi-year rate plan.
Ameren Illinois Natural Gas Segment Results
Ameren Illinois Natural Gas third quarter 2024 results were a loss of $10 million, compared to a third quarter 2023 loss of $5 million. The year-over-year comparison reflected rate design impacts from new delivery service rates effective November 28, 2023, which are not expected to materially impact full-year results.

                            Exhibit 99.1
Ameren Parent Results (includes items not reported in a business segment)
Ameren Parent third quarter 2024 results were a loss of $61 million, compared to a third quarter 2023 loss of $65 million. The year-over-year comparison reflected lower tax expense due, in part, to timing differences, mostly offset by higher interest expense.
Analyst Conference Call
Ameren will conduct a conference call for financial analysts at 9 a.m. Central Time on Thursday, November 7, 2024, to discuss 2024 earnings, earnings guidance and other matters. Investors, the news media and the public may listen to a live broadcast of the call at AmerenInvestors.com by clicking on "Webcast" under "Latest Quarterly Results," where an accompanying slide presentation will also be available. The conference call and presentation will be archived in the “Investors” section of the website under “Quarterly Earnings.”
About Ameren
St. Louis-based Ameren Corporation powers the quality of life for 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric transmission and distribution service and natural gas distribution service. Ameren Missouri provides electric generation, transmission and distribution service, as well as natural gas distribution service. Ameren Transmission Company of Illinois develops, owns and operates rate-regulated regional electric transmission projects in the Midcontinent Independent System Operator, Inc. For more information, visit Ameren.com, or follow us on X at @AmerenCorp, Facebook.com/AmerenCorp, or LinkedIn/company/Ameren.
Use of Non-GAAP Financial Measures
In this release, Ameren has presented adjusted earnings per share, which is a non-GAAP measure and may not be comparable to those of other companies. A reconciliation of GAAP to non-GAAP information is included in this release. Generally, adjusted earnings or losses include earnings or losses attributable to Ameren common shareholders and exclude income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as the cumulative impact of the first and third quarter 2024 charges for additional mitigation relief related to an agreement in principle to settle the New Source Review and Clean Air Act proceeding and a third quarter 2024 charge for customer refunds related to the FERC's October 2024 order on MISO's allowed base ROE, both of which related to matters that have been ongoing for over ten years. Ameren uses adjusted earnings internally for financial planning and for analysis of performance. Ameren also uses adjusted earnings as the primary performance measurement when communicating with analysts and investors regarding our earnings results and outlook, as the company believes that adjusted earnings allow the company to more accurately compare its ongoing performance across periods. In providing adjusted earnings guidance, there could be differences between adjusted earnings and earnings prepared in accordance with GAAP as a result of our treatment of certain items, such as those described above.

Forward-looking Statements
Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, projections, strategies, targets, estimates, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren’s Annual Report on Form 10-K for the year ended December 31, 2023, and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:
•regulatory, judicial, or legislative actions, and any changes in regulatory policies and ratemaking determinations, that may change regulatory recovery mechanisms, such as those that may result from any additional mitigation relief related to the operation of the Rush Island Energy Center that may be ordered by the United States District Court for the Eastern District of Missouri, Ameren Missouri's electric service regulatory rate review filed with the MoPSC in June 2024, Ameren Missouri's natural gas delivery service regulatory rate review filed with the MoPSC in September 2024, the nonunanimous stipulation and agreement between Ameren Missouri, the MoOPC, and other intervenors related to a customer energy-efficiency plan under the Missouri Energy Efficiency Investment Act (MEEIA) filed with the MoPSC in October 2024, Ameren Illinois' December 2023 Illinois Commerce Commission (ICC) order for the multi-year rate plan (MYRP) electric distribution service regulatory rate review that directed Ameren Illinois to file a revised Grid Plan and a request to update the associated MYRP revenue requirements for 2024 through 2027, both subsequently filed in March 2024, along with the appeal of the December 2023 order and June 2024 rehearing order to the Illinois Appellate Court for the Fifth Judicial District, Ameren Illinois' electric distribution service revenue requirement reconciliation adjustment request filed with the ICC in April 2024, Ameren Illinois' appeal of the November 2023 ICC natural gas delivery service rate order to the Illinois Appellate Court for the Fifth Judicial District, and the October 2024 FERC order regarding the allowed base ROE under the MISO tariff;
•our ability to control costs and make substantial investments in our businesses, including our ability to recover costs and investments, and to earn our allowed ROEs, within frameworks established by our regulators, while maintaining affordability of services for our customers;
•the effect and duration of Ameren Illinois’ election to utilize MYRPs for electric distribution service ratemaking effective for rates beginning in 2024, including the effect of the reconciliation cap on the electric distribution revenue requirement;
•the effect of Ameren Illinois’ use of the performance-based formula ratemaking framework for its participation in electric energy-efficiency programs, and the related impact of the direct relationship between Ameren Illinois’ ROE and the 30-year United States Treasury bond yields;
•the effect on Ameren Missouri of any customer rate caps or limitations on increasing the electric service revenue requirement pursuant to Ameren Missouri’s election to use the plant-in-service accounting regulatory mechanism (PISA);
•Ameren Missouri's ability to construct and/or acquire wind, solar, and other renewable energy generation facilities and battery storage, as well as natural gas-fired energy centers, extend the operating license for the Callaway Energy Center, retire fossil fuel-fired energy centers, and implement new or existing customer energy-efficiency programs, including any such construction, acquisition, retirement, or implementation in connection with its Smart Energy Plan, integrated resource plan, or emissions reduction goals, and to recover its cost of investment, a related return, and, in the case of customer energy-efficiency programs, any lost electric revenues in a timely manner, each of which is affected by the ability to obtain all necessary regulatory and project approvals, including certificates of convenience and necessity (CCNs) from the MoPSC or any other required approvals for the addition of renewable resources and natural gas-fired energy centers;
•Ameren Missouri’s ability to use or transfer federal production and investment tax credits related to renewable energy projects; the cost of wind, solar, and other renewable generation and battery storage technologies; and our ability to obtain timely interconnection agreements with the MISO or other regional transmission organizations at an acceptable cost for each facility;
•the outcome of competitive bids related to requests for proposals and project approvals, including CCNs from the MoPSC and the ICC or any other required approvals, associated with the MISO’s long-range transmission planning;
•the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments, including as they relate to the construction and acquisition of electric and natural gas utility infrastructure and the ability of counterparties to complete projects, which is dependent upon the availability of necessary materials and equipment, including those obligations that are affected by supply chain disruptions;
•advancements in energy technologies, including carbon capture, utilization, and sequestration, hydrogen fuel for electric production and energy storage, next generation nuclear, and large-scale long-cycle battery energy storage, and the impact of federal and state energy and economic policies with respect to those technologies;
•the effects of changes in federal, state, or local laws and other governmental actions, including monetary, fiscal, foreign trade, and energy policies;
•the effects of changes in federal, state, or local tax laws or rates, including the effects of the Inflation Reduction Act of 2022 (IRA) and the 15% minimum tax on adjusted financial statement income, as well as additional regulations, interpretations, amendments, or technical corrections to or in connection with the IRA, and challenges to the tax positions we have taken, if any, as well as resulting effects on customer rates and the recoverability of the minimum tax imposed under the IRA;
•the effects on energy prices and demand for our services resulting from customer growth patterns or usage, technological advances, including advances in customer energy efficiency, electric vehicles, electrification of various industries, energy storage, and private generation sources, which generate electricity at the site of consumption and are becoming more cost-competitive;
•the cost and availability of fuel, such as low-sulfur coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of natural gas for distribution and the cost and availability of purchased power, including capacity, zero emission credits, renewable energy credits, and emission allowances; and the level and volatility of future market prices for such commodities and credits;
•disruptions in the delivery of fuel, failure of our fuel suppliers to provide adequate quantities or quality of fuel, or lack of adequate inventories of fuel, including nuclear fuel assemblies primarily from the one Nuclear Regulatory Commission-licensed supplier of assemblies for Ameren Missouri's Callaway Energy Center;
•the cost and availability of transmission capacity for the energy generated by Ameren Missouri's energy centers or as required to satisfy Ameren Missouri's energy sales;
•the effectiveness of our risk management strategies and our use of financial and derivative instruments;
•the ability to obtain sufficient insurance, or, in the absence of insurance, the ability to timely recover uninsured losses from our customers;

•the impact of cyberattacks and data security risks on us, our suppliers, or other entities on the grid, which could, among other things, result in the loss of operational control of energy centers and electric and natural gas transmission and distribution systems and/or the loss of data, such as customer, employee, financial, and operating system information;
•acts of sabotage, which have increased in frequency and severity within the utility industry, war, terrorism, or other intentionally disruptive acts;
•business, economic, and capital market conditions, including the impact of such conditions on interest rates, inflation, and investments;
•the impact of inflation or a recession on our customers and the related impact on our results of operations, financial position, and liquidity;
•disruptions of the capital and credit markets, deterioration in our credit metrics, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity, and our ability to access the capital and credit markets on reasonable terms when needed;
•the actions of credit rating agencies and the effects of such actions;
•the impact of weather conditions and other natural conditions on us and our customers, including the impact of system outages and the level of wind and solar resources;
•the construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;
•the ability to maintain system reliability during the transition to clean energy generation by Ameren Missouri and the electric utility industry, as well as our ability to meet generation capacity obligations;
•the effects of failures of electric generation, electric and natural gas transmission or distribution, or natural gas storage facilities systems and equipment, which could result in unanticipated liabilities or unplanned outages;
•the operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, as well as the ability to recover costs associated with such outages and the impact of such outages on off-system sales and purchased power, among other things;
•Ameren Missouri’s ability to recover the remaining investment and decommissioning costs associated with the retirement of an energy center, as well as the ability to earn a return on that remaining investment and those decommissioning costs;
•the impact of current environmental laws or their interpretation and new, more stringent, or changing requirements, including those related to New Source Review provisions of the Clean Air Act, carbon dioxide, nitrogen oxides and other emissions and discharges, Illinois emission standards, cooling water intake structures, coal combustion residuals, energy efficiency, and wildlife protection, that could limit or terminate the operation of certain of Ameren Missouri's energy centers, increase our operating costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;
•the impact of complying with renewable energy standards in Missouri and Illinois and with the zero emission standard in Illinois;
•the effectiveness of Ameren Missouri's customer energy-efficiency programs and the related revenues and performance incentives earned under its MEEIA programs;
•Ameren Illinois’ ability to achieve the performance standards applicable to its electric distribution business and electric customer energy-efficiency goals and the resulting impact on its allowed ROE;
•labor disputes, work force reductions, our ability to retain professional and skilled-craft employees, changes in future wage and employee benefits costs, including those resulting from changes in discount rates, mortality tables, returns on benefit plan assets, and other assumptions;
•the impact of negative opinions of us or our utility services that our customers, investors, legislators, regulators, creditors, or other stakeholders may have or develop, which could result from a variety of factors, including failures in system reliability, failure to implement our investment plans or to protect sensitive customer information, increases in rates, negative media coverage, or concerns about environmental, social, and governance practices;
•the impact of adopting new accounting and reporting guidance;
•the effects of strategic initiatives, including mergers, acquisitions, and divestitures;
•legal and administrative proceedings;
•pandemics or other significant global health events, and their impacts on our results of operations, financial position, and liquidity; and
•the impacts of the Russian invasion of Ukraine and conflicts in the Middle East, related sanctions imposed by the United States and other governments, and any broadening of these or other global conflicts, including potential impacts on the cost and availability of fuel, natural gas, enriched uranium, and other commodities, materials, and services, the inability of our counterparties to perform their obligations, disruptions in the capital and credit markets, acts of sabotage or terrorism, including cyberattacks, and other impacts on business, economic, and geopolitical conditions, including inflation.

New factors emerge from time to time, and it is not possible for us to predict all of such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

# # #

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating Revenues:
Electric	$2,035	$1,921	$4,920	$5,096
Natural gas	138	139	762	786
Total operating revenues	2,173	2,060	5,682	5,882
Operating Expenses:
Fuel and purchased power	499	430	1,154	1,518
Natural gas purchased for resale	30	30	214	280
Other operations and maintenance	520	470	1,455	1,368
Depreciation and amortization	388	369	1,125	1,024
Taxes other than income taxes	150	147	416	398
Total operating expenses	1,587	1,446	4,364	4,588
Operating Income	586	614	1,318	1,294
Other Income, Net	101	101	293	261
Interest Charges	173	152	492	413
Income Before Income Taxes	514	563	1,119	1,142
Income Taxes	57	69	140	144
Net Income	457	494	979	998
Less: Net Income Attributable to Noncontrolling Interests	1	1	4	4
Net Income Attributable to Ameren Common Shareholders	$456	$493	$975	$994

Earnings per Common Share – Basic	$1.71	$1.88	$3.66	$3.79

Earnings per Common Share – Diluted	$1.70	$1.87	$3.65	$3.78

Weighted-average Common Shares Outstanding – Basic	266.8	262.8	266.6	262.5
Weighted-average Common Shares Outstanding – Diluted	267.3	263.4	266.9	263.2

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	September 30, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$17	$25
Accounts receivable - trade (less allowance for doubtful accounts)	651	494
Unbilled revenue	348	319
Miscellaneous accounts receivable	70	106
Inventories	792	733
Current regulatory assets	226	365
Other current assets	153	139
Total current assets	2,257	2,181
Property, Plant, and Equipment, Net	35,720	33,776
Investments and Other Assets:
Nuclear decommissioning trust fund	1,333	1,150
Goodwill	411	411
Regulatory assets	1,915	1,810
Pension and other postretirement benefits	581	581
Other assets	1,081	921
Total investments and other assets	5,321	4,873
TOTAL ASSETS	$43,298	$40,830
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$300	$849
Short-term debt	1,539	536
Accounts and wages payable	717	1,136
Taxes accrued	206	54
Customer deposits	205	176
Other current liabilities	600	594
Total current liabilities	3,567	3,345
Long-term Debt, Net	16,422	15,121
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and tax credits, net	4,477	4,176
Regulatory liabilities	5,562	5,512
Asset retirement obligations	798	772
Other deferred credits and liabilities	510	426
Total deferred credits and other liabilities	11,347	10,886
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	7,264	7,216
Retained earnings	4,576	4,136
Accumulated other comprehensive loss	(10)	(6)
Total shareholders’ equity	11,833	11,349
Noncontrolling Interests	129	129
Total equity	11,962	11,478
TOTAL LIABILITIES AND EQUITY	$43,298	$40,830

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Nine Months Ended September 30,
	2024	2023
Cash Flows From Operating Activities:
Net income	$979	$998
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,142	1,063
Amortization of nuclear fuel	59	56
Amortization of debt issuance costs and premium/discounts	14	12
Deferred income taxes and investment tax credits, net	145	128
Allowance for equity funds used during construction	(48)	(39)
Stock-based compensation costs	22	21
Other	84	12
Changes in assets and liabilities	(451)	(220)
Net cash provided by operating activities	1,946	2,031
Cash Flows From Investing Activities:
Capital expenditures	(3,029)	(2,571)
Nuclear fuel expenditures	(57)	(63)
Purchases of securities – nuclear decommissioning trust fund	(499)	(156)
Sales and maturities of securities – nuclear decommissioning trust fund	480	136
Other	(1)	(2)
Net cash used in investing activities	(3,106)	(2,656)
Cash Flows From Financing Activities:
Dividends on common stock	(535)	(496)
Dividends paid to noncontrolling interest holders	(4)	(4)
Short-term debt, net	1,002	272
Maturities of long-term debt	(849)	(100)
Issuances of long-term debt	1,610	997
Issuances of common stock	30	28
Employee payroll taxes related to stock-based compensation	(8)	(20)
Debt issuance costs	(19)	(12)
Other	(15)	(10)
Net cash provided by financing activities	1,212	655
Net change in cash, cash equivalents, and restricted cash	52	30
Cash, cash equivalents, and restricted cash at beginning of year(a)	272	216
Cash, cash equivalents, and restricted cash at end of period(b)	$324	$246
(a)Includes $25 million of cash and cash equivalents and $247 million of restricted cash as of December 31, 2023.
(b)Includes $17 million of cash and cash equivalents and $307 million of restricted cash as of September 30, 2024.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Electric Sales - kilowatthours (in millions):
Ameren Missouri
Residential	3,636	3,691	10,108	9,942
Commercial	3,753	3,796	10,410	10,300
Industrial	1,094	1,071	3,099	3,010
Street lighting and public authority	14	16	47	51
Ameren Missouri retail load subtotal	8,497	8,574	23,664	23,303
Off-system	748	1,108	3,363	3,379
Ameren Missouri total	9,245	9,682	27,027	26,682
Ameren Illinois Electric Distribution
Residential	3,120	3,207	8,453	8,270
Commercial	3,225	3,266	8,772	8,836
Industrial	2,880	2,847	8,270	8,126
Street lighting and public authority	95	96	293	295
Ameren Illinois Electric Distribution total	9,320	9,416	25,788	25,527
Ameren Total	18,565	19,098	52,815	52,209
Electric Revenues (in millions):
Ameren Missouri
Residential	$590	$590	$1,326	$1,274
Commercial	465	468	1,048	1,026
Industrial	108	107	246	243
Other, including street lighting and public authority	6	3	51	60
Ameren Missouri retail load subtotal	$1,169	$1,168	$2,671	$2,603
Off-system sales and capacity	155	51	231	375
Ameren Missouri total	$1,324	$1,219	$2,902	$2,978
Ameren Illinois Electric Distribution
Residential	$339	$330	$947	$1,049
Commercial	184	189	512	582
Industrial	38	40	130	136
Other, including street lighting and public authority	(9)	(1)	(22)	(45)
Ameren Illinois Electric Distribution total	$552	$558	$1,567	$1,722
Ameren Transmission
Ameren Illinois Transmission(a)	$155	$136	$422	$363
ATXI	55	53	165	150
Eliminate affiliate revenues	—	(1)	(1)	(1)
Ameren Transmission total	$210	$188	$586	$512
Other and intersegment eliminations(a)	(51)	(44)	(135)	(116)
Ameren Total	$2,035	$1,921	$4,920	$5,096
(a)Includes $35 million, $33 million, $90 million, and $87 million, respectively, of electric operating revenues from transmission services provided to the Ameren Illinois Electric Distribution segment.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Gas Sales - dekatherms (in millions):
Ameren Missouri	2	2	13	13
Ameren Illinois Natural Gas	27	25	115	115
Ameren Total	29	27	128	128
Gas Revenues (in millions):
Ameren Missouri	$18	$18	$103	$123
Ameren Illinois Natural Gas	121	122	660	665
Eliminate affiliate revenues	(1)	(1)	(1)	(2)
Ameren Total	$138	$139	$762	$786
		September 30,		December 31,
		2024		2023
Common Stock:
Shares outstanding (in millions)		266.9		266.3
Book value per share		$44.33		$42.62